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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 14, 1998


                             CYBERGUARD CORPORATION
             (Exact name of Registrant as specified in its charter)


       2000 W. Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309
                         (address of principal offices)


                                  954-958-3900
                        (Registrant's telephone number)

Incorporation under the laws of the            Commission File Number             I.R.S. Employer Identification Number

         STATE OF FLORIDA                            0-24544                                 65-0510339



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 11, 1998, CyberGuard Corporation, a Florida corporation (the "Company"), consummated the sale of its Galaxy search engine to AHN Partners, LP, a Delaware limited partnership doing business as America's Health Network ("AHN"), pursuant to an Asset Purchase Agreement, dated as of September 11, 1998 (the "Purchase Agreement"). The Company received a total cash consideration of approximately $2.0 million.

     The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of those agreements which are included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "CYBG".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Pro Forma financial information.

     The pro forma financial information of the Company required by this item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K as soon as it is available, but in no event later than sixty (60) days after the date of this initial report.

     (c) Exhibits.

      2.1 Asset Purchase Agreement, dated September 11, 1998, by and between the Company and AHN (to be filed by amendment).

     99.1  Press Release of the Company (to be filed by amendment).













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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                          CYBERGUARD CORPORATION



                                          By: /s/ Terrence Zielinski
                                              -----------------------------
                                              Terrence Zielinski
                                              Acting Chief Financial Officer



Dated: September 29, 1998